                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of HealthDesk Corporation on Form SB-2 (Registration No. 333-14519) of our report dated February 6, 1998, except for information relating to the $800,000 financing in Note 1 and Note 13 as to which the date is February 25, 1998, on our audits of the financial statements of HealthDesk Corporation as of December 31, 1996 and 1997, for the years then ended and for the period from August 28, 1992 (inception) to December 31, 1997, which report is included in this annual report on Form 10-KSB.



San Francisco, California
February 27, 1998